UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 10, 2007

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 9, 2007, Handheld Entertainment, Inc. (the “Company”) received a Letter of Reprimand from the NASDAQ Listing Qualifications Department (the “Listing Department”) indicating that the Listing Department has determined that the Company violated, and subsequently remedied, NASDAQ Marketplace Rules 4310(c)(17)(D), 4310(c)(17)(A), 4350(i)(1)(A) and 4350(i)(1)(D). The Listings Department issued this Letter of Reprimand in accordance with Marketplace Rule 4801(k)(2). In making its determination to issue the Letter of Reprimand, the Listing Department noted (i) that the violations were cured in a prompt and effective manner, (ii) that it believed the violations were inadvertent, (iii) that the violations arose shortly after the Company first became listed and (iv) that the Company has taken proactive steps to ensure future compliance with all regulatory requirements. The Company is currently in compliance with these Marketplace Rules.

In accordance with NASDAQ Marketplace Rule 4804(b), the Company issued a press release on April 10, 2007 to announce that the Company received the Letter of Reprimand from the Listing Department. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Dated: April 10, 2007	By:	/s/ Jeff Oscodar
Name: Jeff Oscodar
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 10, 2007